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                                  ALLEGHENY VENTURES, INC.
                                  CONSOLIDATED BALANCE SHEET
                                  As of September 30, 2000




Assets
Property, plant, and equipment:
   At original cost                                       17,492,916
   Accumulated depreciation                                 (893,945)
                                                          16,598,971

Investments and other assets                              22,806,015

Current assets:
   Cash                                                    2,522,349
   Accounts receivable:
      Electric service                                     2,697,128
      Affiliates                                              59,326
      Other                                                3,609,357
      Allowance for Uncollectible Accounts                (2,093,696)
   Materials and supplies--at average cost:
      Operating and construction                             208,104
   Prepaid Taxes                                                  10
   Other                                                   2,325,465
                                                           9,328,044

Deferred charges                                             657,204


          Total Assets                                    49,390,234



Capitalization and Liabilities

Capitalization:
   Common stock                                                1,000
   Other paid-in capital                                  81,978,981
   Retained earnings                                     (36,552,717)
   Other Comprehensive Income                             (1,801,237)
                                                          43,626,027
Current liabilities:
   Accounts payable                                        3,375,258
   Accounts payable - Affiliates                           1,258,207
   Taxes accrued:
      Federal and state income                               629,873
      Other                                                   59,124
                                                           5,322,463

Deferred credits and other liabilities:
   Deferred income taxes                                     435,713
   Other                                                       6,031
                                                             441,744

                Total Capitalization and Liabilities      49,390,234